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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36962 of Poet Holdings, Inc. on Form S-8 of our report dated January 25, 2003 appearing in this Annual Report on Form 10-K of Poet Holdings, Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
San Jose, California
March 27, 2003